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                                                                    EXHIBIT 10.6

         NINTH AMENDMENT TO RENEWAL PROMISSORY NOTE (OVERLINE FACILITY)

         THIS NINTH AMENDMENT TO RENEWAL PROMISSORY NOTE (the "Overline Facility") is made and entered into by and among AMSOUTH BANK (the "Bank") and DIVERSICARE MANAGEMENT SERVICES, CO., a Tennessee corporation (the "Borrower").

                              W I T N E S S E T H :

         WHEREAS, Borrower executed to Bank that certain Renewal Promissory Note (Overline Facility) dated October 1, 2000, in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($3,500,000.00) DOLLARS as amended by the First Amendment to Renewal Promissory Note (Overline Facility) executed by Borrower in December, 2000, as further amended by the Second Amendment to Renewal Promissory Note (Overline Facility) executed by Borrower and Bank to be effective as of December 15, 2002, as further amended by that Third Amendment to Renewal Promissory Note (Overline Facility) executed by Borrower and Bank to be effective on July 11, 2003, as further amended by that Fourth Amendment to Renewal Promissory Note (Overline Facility) executed by Borrower and Bank to be effective on January 4, 2004, as further amended by that Fifth Amendment to Renewal Promissory Note (Overline Facility) executed by Borrower and Bank to be effective on April 16, 2004, as further amended by that Sixth Amendment to Renewal Promissory Note (Overline Facility) to be effective on July 16, 2004, as further amended by that Seventh Amendment to Renewal Promissory Note (Overline Facility) to be effective on October 29, 2004, as further amended by that Eighth Amendment to Renewal Promissory Note (Overline Facility) to be effective on January 29, 2006 (collectively, the "Note"); and

         WHEREAS, Bank has agreed to further modify the Note in accordance with the terms and conditions set forth herein and as set forth in the Eight Amendment to Master Amendment to Loan Documents and Agreement executed of even date herewith by Bank and Debtors as defined therein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms and conditions of that Sixth Amendment to Master Amendment and Loan Documents executed by Bank, and Debtors, as defined therein, to be effective as of January 29, 2006, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. That as of the effective date hereof, the Note has a principal balance of $3,051,991.67.

         2. The first full paragraph of the Note is hereby deleted entirely, and the following language is substituted instead:


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                  FOR VALUE RECEIVED, the undersigned, DIVERSICARE MANAGEMENT
         SERVICES CO., a Tennessee corporation (the "Borrower") promises to pay to the order of AMSOUTH BANK (the "Bank"), in lawful currency of the United States of America, at AmSouth Center, 315 Deaderick Street, Nashville, Tennessee 37237, or at such other place as the holder from time to time may designate in writing the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($3,500,000.00) DOLLARS, or so much thereof as may be outstanding hereunder from time to time, together with interest thereon computed on the unpaid principal balance from the effective date hereof, at the annual rate equal to the interest rate designated from time to time by Bank as its "Prime Rate" plus one half of one percent (.50%) and provided that said interest rate shall not, during the term hereof and so long as there is no default hereunder, exceed seven and one half percent (7.50%), with principal and interest payable as follows, and which rate shall be adjusted on each day that said Prime Rate changes with principal and interest payable as follows:

                  (a) Four (4) monthly payments of principal in the amount of $11,000.00 plus interest, beginning on February 29, 2006 and continuing on the like day of each month thereafter through May 29, 2006;

                  (b) One (1) principal payment of $521,000.00 plus interest, on June 29, 2006;

                  (c) Five (5) monthly payments of principal in the amount of $11,000.00, plus interest, beginning on July 29, 2006 and continuing on the like day of each month thereafter through November 29, 2006;

                  (d) One principal payment of $154,000.00 plus interest, on December 29, 2006;

                  (e) Three (3) monthly payments of principal in the amount of $11,000.00, plus interest, beginning on January 29, 2007 and continuing on the like day of each month thereafter through March 29, 2007;

                  (f) One principal payment of $49,100.00, plus interest, on April 29, 2007;

                  (g) One principal payment of $161,000.00, plus interest, on May 29, 2007;

                  (h) One principal payment of $814,000.00, plus interest, on June 29, 2007;

                  (i) Five (5) monthly payments of $161,000.00, plus interest, beginning on July 29, 2007 and continuing on the like day of each month thereafter through November 29, 2007;

                  (j) One principal payment of $291,000.00, plus interest, on December 29, 2007; and

                  (k) One final balloon payment of principal and interest of approximately $125,000.00 toward the remaining



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                           principal balance, plus all accrued interest, on
                           January 29, 2008 (the "Maturity Date").

                   The "Prime Rate" of Bank is the "Prime Rate" in effect from time to time, as designated by Bank, such rate being one of the base rates Bank establishes from time to time for lending purposes and not necessarily being the lowest rate offered by Bank. In the event the Prime Rate should become unavailable for any reason, then the interest rate hereunder shall be based upon a reasonably comparable index for determining variable interest rates chosen by Bank in good faith.

                  The whole of the principal sum and, to the extent permitted by law, any accrued interest, shall bear, after default or maturity, interest at the lesser of (i) the highest lawful rate then in effect pursuant to applicable law, or (ii) the rate that is four percentage points (4%) in excess of Lender's Prime Rate, as it varies from time to time.

         3. The Note is amended as stated herein, but no further or otherwise, and the terms and provisions of the Note, as hereby amended, shall be and continue to be in full force and effect. Nothing herein is intended to operate to release or diminish any right of Bank under the Note or with respect to any collateral securing the Note or with respect to any guaranty or suretyship agreement for the Note, all of which shall remain in full force and effect. This instrument constitutes the entire agreement of the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, this instrument has been executed to be effective on the 29th day of January, 2006.

                               BORROWER:

                               DIVERSICARE MANAGEMENT SERVICES CO.,
                               a Tennessee corporation


                               By: /s/ William R. Council
                                   -------------------------------------------
                                        William R. Council, President

                               BANK:

                               AMSOUTH BANK


                               By: /s/ Tim McCarthy, Sr.
                                   -------------------------------------------
                                        Tim McCarthy, Sr.Vice President









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